                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-1/A
                                 AMENDMENT NO. 1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                MIB Digital, Inc
                              --------------------
             (Exact name of registrant as specified in its charter)

                                     Florida
                                     -------
         (State or other jurisdiction of incorporation or organization)

                                      7372
                                      ----
            (Primary Standard Industrial Classification Code Number)

                                   26-3439890
                                   ----------
                     (I.R.S. Employer Identification Number)

                                  Scott Hughes
                     2670 Towne Village Dr., Duluth GA 30097
                                  678-428-6026
                     ---------------------------------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

 As soon as practicable after the effective date of this registration statement
        -----------------------------------------------------------------
        (Approximate date of commencement of proposed sale to the public)

This is the initial public offering of the Company's common stock.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933 check the following box: [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting Company" in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer [ ]                        Accelerated filer         [ ]
Non-accelerated filer   [ ]                        Smaller reporting Company [X]
(Do not check if a smaller reporting Company)

                         CALCULATION OF REGISTRATION FEE

Title of Each                     Proposed         Proposed
  Class of         Amount         Maximum           Maximum          Amount of
Securities to      to be       Offering Price      Aggregate        Registration
be Registered    Registered      Per Unit(1)     Offering Price        Fee(2)
-------------    ----------    --------------    --------------     ------------
Common Stock
by Company       3,000,000          $0.01            $30,000            $1.57

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the
Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                MIB Digital, Inc.

                        3,000,000 SHARES OF COMMON STOCK

This registration statement constitutes the initial public offering of MIB
Digital's common stock. MIB Digital is registering 3,000,000 shares of common stock at an offering price of $0.01 per share for a total amount of $30,000. The
Company will sell the securities in $500 increments. There are no underwriters or broker dealers involved with the offering.

The Company's CEO, Scott Hughes will be responsible to market and sell these securities. The Company will offer the securities on a best efforts basis and there will be no minimum amount required to close the transaction. If all the shares are not sold, there is the possibility that the amount raised may be minimal and might not even cover the costs of the offering which the Company estimates at $5,000. The offering price of $0.01 per share may not reflect the market price of the shares after the offering. The proceeds from the sale of the securities will be placed directly into the Company's account and there will not be an escrow account. All proceeds from the sale of the securities are non-refundable, except as may be required by applicable laws. The Company will pay all expenses incurred in this offering. There has been no public trading market for the common stock of MIB Digital.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY
IF YOU CAN AFFORD A COMPLETE LOSS. SEE "RISK FACTORS" BEGINNING ON PAGE 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the
Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

              The date of this prospectus is _______________, 2009

                                TABLE OF CONTENTS

                                                                        Page No.
Part I
------

Part II
-------

                      DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                        2

                             SUMMARY OF OUR OFFERING

MIB Digital, Inc. has 9,000,000 shares of common stock issued and outstanding and is registering an additional 3,000,000 shares of common stock for offering to the public. The company may endeavor to sell all 3,000,000 shares of common stock after this registration becomes effective. The price at which the company offers these shares is fixed at $0.01 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock. MIB Digital, INC will receive all proceeds from the sale of the common stock.

          3,000,000 shares of common stock are offered by the company.

Offering price per share by the         A price, if and when the company sells
company                                 the shares of common stock is set at
                                        $0.01.

Number of shares outstanding before     9,000,000 common shares are currently
the offering of common shares           issued and outstanding.

Number of shares outstanding after      12,000,000 common shares will be issued
the offering of common shares           and outstanding after this offering is
                                        completed if all shares are sold. If the
                                        offering is not fully subscribed, less
                                        than 12,000,000 will be outstanding
                                        after the offering. For example, if the
                                        Company sells 50% of the total offering,
                                        the Company will sell 1.5 million shares
                                        and there will be 10.5 million shares
                                        outstanding after the offering under
                                        these circumstances.

The minimum number of shares to be      None.
sold in this offering

Market for the common shares            There is no public market for the common
                                        shares. The shares are being offered at
                                        $0.01 per share.

                                        MIB Digital, Inc. may not be able to
                                        meet the requirement for a public
                                        listing or quotation of its common
                                        stock. Further, even if MIB Digital,
                                        Inc. common stock is quoted or granted
                                        listing, a market for the common shares
                                        may not develop. If a market develops,
                                        the price of the shares in the market
                                        may not be greater than or equal to the
                                        price in this offering.

Use of proceeds                         The company intends to use the proceeds
                                        from this offering to develop and
                                        complete the business and marketing
                                        plan, and for other general corporate
                                        and working capital purposes. The
                                        expenses of this offering, including the
                                        preparation of this prospectus and the
                                        filing of this registration statement,
                                        estimated at $5,000 are being paid for

                                        3

                                        by MIB Digital, Inc.  The net
                                        proceeds will be the gross proceeds from
                                        the offering less the expenses of
                                        $5,000. Therefore, if the all shares are
                                        sold in the offering, the net proceeds
                                        will be $25,000 ($30,000 Gross proceeds
                                        - $5,000 expenses). If all shares are
                                        not sold, the gross proceeds will be
                                        less and may not cover the expenses of
                                        the offering. For example, if the
                                        Company sells 50% of the securities, the
                                        Company will sell 1.5 million shares and
                                        there will be 10.5 million shares
                                        outstanding after the offering the net
                                        proceeds will be $10,000($15,000 gross
                                        proceeds - $5,000 expenses) under these
                                        circumstances.

Termination of the offering             The offering will conclude when all
                                        3,000,000 shares of common stock have
                                        been sold, or 90 days after this
                                        registration statement becomes effective
                                        with the Securities and Exchange
                                        Commission. MIB Digital, Inc. may at
                                        its discretion extend the offering at
                                        its discretion extend the offering for
                                        an additional 90 days.

Terms of the offering                   The Company's president and sole
                                        director will sell the common stock upon
                                        effectiveness of this registration
                                        statement.

You should rely only upon the information contained in this prospectus. MIB
Digital, Inc has not authorized anyone to provide you with information different from that which is contained in this prospectus. MIB Digital, Inc. is offering to sell shares of common stock and seeking offers to buy shares of common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus, or of any sale of the common stock.

This summary provides an overview of selected information contained in this prospectus. It does not contain all the information that you should consider before making a decision to purchase the shares offered by MIB Digital, Inc..
You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements.

                   SUMMARY INFORMATION ABOUT MIB Digital, Inc

MIB Digital (the "Company")is in business to provide software to companies to help them market and sell their sports content to consumers. The sports content is audio and video clips of sporting events, coach and player interviews, and highlights. Based on the customer request, the software will extract the sports content from the sports company's library and stream that content to the customer. This content is referred to as "digital assets". The customer can request the content from any internet device such as a computer, laptop or mobile device.

                                        4

MIB Digital, Inc. is primarily focusing the company's business model in the sports marketplace for growth in mobile devices like iPhone, Blackberry, and other smartphones, broadband like TV and the Internet, and digital storefront like websites. The Company has identified the product requirements, however the product development has not started. At this time, the Company estimates a 12-18 month timeframe to complete the first version of the software. Today, there is no prototype and until we create our first version of the software, the Company will not be able to market the software or generate any revenues. See BUSINESS
Section on page 21 for more details.

Our business and registered office is located at 2670 Towne Village Dr., Duluth
GA 30097. Our contact number is 678-428-6026.

As of October 31, 2009, MIB Digital, Inc. had raised $9,000 through the sale of its common stock. There is $5,421 of cash on hand in the corporate bank account.
The Company currently has liabilities of $0. The Company anticipates incurring costs associated with this offering totaling approximately $5,000. As of the date of this prospectus, we have not generated any revenue from our business operations. The following financial information summarizes the more complete historical financial information found in the audited financial statements of the Company filed with this prospectus.

                        SUMMARY OF FINANCIAL INFORMATION

The following summary financial information for the period stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's
Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

         BALANCE SHEET                          AS OF OCTOBER 31, 2009
         -------------                          --------------------
Total Assets                                         $   5,421
Total Liabilities                                    $       0
Shareholder's Equity                                 $   5,421

         OPERATING DATA              SEPTEMBER 23, 2009 THROUGH OCTOBER 31, 2009
         --------------              -------------------------------------------
Revenue                                              $    0.00
Net Loss                                             $   3,579
Net Loss Per Share                                   $    0.00

As indicated in the financial statements accompanying this prospectus, MIB
Digital, Inc. has had no revenue to date and has incurred only losses since its inception. The Company has had no operations and has been issued a "going concern" opinion from their auditors, based upon the Company's reliance upon the sale of our common stock as the sole source of funds for our future operations.

                             DESCRIPTION OF PROPERTY

The company does not own any real estate or other properties. The company's office is located at 2670 Towne Village Dr., Duluth GA 30097. The business office is located at the office of Scott Hughes, the CEO, of the company at no charge.

                                        5

                                  RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed.

The Company considers the following to be the material risks for an investor regarding this offering. MIB Digital should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

AUDITOR'S GOING CONCERN
-----------------------

THERE IS SUBSTANTIAL UNCERTAINTY ABOUT THE ABILITY OF MIB Digital, INC. TO
CONTINUE ITS OPERATIONS AS A GOING CONCERN.

In their audit report for the period ending October 31, 2009 and dated November
10, 2009; our auditors have expressed an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Because our officers may be unwilling or unable to loan or advance any additional capital to MIB Digital,
Inc. we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. Due to the fact that there is no minimum investment and no refunds on sold shares, you may be investing in a
Company that will not have the funds necessary to develop its business strategies. As such we may have to cease operations and you could lose your entire investment. See the October 31, 2009 Audited Financial Statements -
Auditors Report". Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether it can continue as a going concern it may be more difficult to attract investors.

RISKS RELATED TO OUR FINANCIAL CONDITION
----------------------------------------

SINCE MIB DIGITAL, INC. ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO
EARNING REVENUE, IT MAY NEVER ACHIEVE PROFITABILITY AND IF THE COMPANY CAN NOT
ACHIEVE PROFITABLITY OR RAISE ADDITIONAL CAPITAL, IT MAY FAIL RESULTING IN A
COMPLETE LOSS OF YOUR INVESTMENT.

The Company anticipates an increase in its operating expenses, without realizing any revenues from the sale of its products. Within the next 12 months, the
Company will have costs of at least $160,000 related to (i) the development of products, (ii) administrative expenses and (iii) the completion of the business plan.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our products will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business can fail, which will result in the loss of your entire investment.

                                        6

OUR BUSINESS WILL FAIL IF WE DO NOT OBTAIN ADEQUATE FINANCING, RESULTING IN THE
COMPLETE LOSS OF YOUR INVESTMENT.

If we are not successful in earning revenue once we have started our sale activities, we may require additional financing to sustain our business operations. Over the next 12 months, we anticipate needing at least $160,000 to complete the business plan, development of products and other operating expenses. Currently, we do not have any arrangements for financing and can provide no assurances to investors that we will be able to obtain any when required. Obtaining additional financing would be subject to a number of factors, including the Company's sales results. These factors may have an affect on the timing, amount, terms or conditions of additional financing and make such additional financing unavailable to us. See "Description of Business."

No assurance can be given that the Company will obtain access to capital markets in the future or that adequate financing to satisfy the cash requirements of implementing our business strategies will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have a material adverse effect upon the results of its operations and its financial conditions.

RISKS RELATED TO THIS OFFERING
------------------------------

BECAUSE THERE IS NO PUBLIC TRADING MARKET FOR OUR COMMON STOCK, YOU MAY NOT BE
ABLE TO RESELL YOUR STOCK AND NOT BE ABLE TO TURN YOUR INVESTMENT INTO CASH.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as a stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale. The offering price and other terms and conditions relative to the Company's shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the
Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

INVESTING IN THE COMPANY IS HIGHLY SPECULATIVE AND COULD RESULT IN THE ENTIRE
LOSS OF YOUR INVESTMENT.

Purchasing the offered shares is highly speculative and involves significant risk. The offered shares should not be purchased by any person who cannot afford to lose their entire investment. The business objectives of the Company are also speculative, and it is possible that we would be unable to accomplish them. The
Company's shareholders may be unable to realize a substantial or any return on their purchase of the offered shares and may lose their entire investment. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business and/or investment advisor.

                                        7

INVESTING IN OUR COMPANY MAY RESULT IN AN IMMEDIATE LOSS BECAUSE BUYERS WILL PAY
MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE ASSETS ARE WORTH.

The Company has only been recently formed and has only a limited operating history and no earnings, therefore, the price of the offered shares is not based on any data. The offering price and other terms and conditions regarding the
Company's shares have been arbitrarily determined and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. No investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The arbitrary offering price of $0.01 per common share as determined herein is substantially higher than the net tangible book value per share of the Company's common stock. MIB Digital, Inc.'s assets do not substantiate a share price of
$0.01. This premium in share price applies to the terms of this offering and does not attempt to reflect any forward looking share price subsequent to the
Company obtaining a listing on any exchange, or becoming quoted on the OTC
Bulletin Board.

BECAUSE THE COMPANY HAS 250,000,000 AUTHORIZED SHARES, MANAGEMENT COULD ISSUE
ADDITIONAL SHARES, DILUTING THE CURRENT SHAREHOLDERS' EQUITY.

The Company has 250,000,000 authorized shares, of which only 9,000,000 are currently issued and outstanding and a maximum amount of 12,000,000 will be issued and outstanding after this offering terminates. The Company's management could, without the consent of the existing shareholders, issue substantially more shares, causing a large dilution in the equity position of the Company's current shareholders. Additionally, large share issuances would generally have a negative impact on the Company's share price. It is possible that, due to additional share issuance, you could lose a substantial amount, or all, of your investment.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT WITH SUBSCRIPTIONS FOR INVESTORS,
IF WE FILE FOR OR ARE FORCED INTO BANKRUPTCY PROTECTION, THEY WILL LOSE THE
ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account and if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

THE COMPANY DOES NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE, SO
THERE WILL BE FEWER WAYS IN WHICH YOU CAN MAKE A GAIN ON ANY INVESTMENT IN THIS
COMPANY.

We do not anticipate paying dividends on our common stock in the foreseeable future, but plan rather to retain earnings, if any, for the operation growth and expansion of our business. Therefore, the only way to liquidate your investment is to sell your stock.

                                        8

AS WE MAY BE UNABLE TO CREATE OR SUSTAIN A MARKET FOR OUR SHARES, THEY MAY BE
EXTREMELY ILLIQUID AND YOU MAY NOT BE ABLE TO LIQUIDATE YOUR INVESTMENT.

If no market develops, the holders of our common stock may find it difficult or impossible to sell their shares. Further, even if a market develops, our common stock will be subject to fluctuations and volatility and the Company cannot apply directly to be quoted on the NASD Over-The-Counter Bulletin Board (OTC).
Additionally, the stock may be listed or traded only to the extent that there is interest by broker-dealers in acting as a market maker in the Company's stock.
Despite the Company's efforts, it may not be able to convince any broker/dealers to act as market-makers and make quotations on the OTC Bulletin Board. The
Company may consider pursuing a listing on the OTCBB after this registration becomes effective and the Company has completed its offering.

IN THE EVENT THAT THE COMPANY'S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00
PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY
RESTRICTIONS AND THESE RESTRICTIONS COULD ADVERSELY AFFECT THE PRICE AND
LIQUIDITY OF THE COMPANY'S SHARES CREATING A POTENTIAL LOSS OF INVESTMENT.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a "penny stock", which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the "SEC") has
adopted regulations which generally define a "penny stock" to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a "penny stock". A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors.
For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser's written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser.
Consequently, the "penny stock" rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

SINCE OUR SOLE OFFICER AND DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING
COMMON STOCK, INVESTORS MAY FEEL THAT HIS DECISIONS ARE CONTRARY TO THEIR
INTERESTS.

The Company's sole officer and director, Scott Hughes, owns 100% of the outstanding shares and will own no less than 75% after this offering is completed. For example, if 50% of the offering is sold, Mr. Hughes will retain
85.7% of the shares outstanding. As a result, he will maintain control of the
Company and be able to choose all of our directors. His interests may differ from those of other stockholders. Factors that could cause his interests to differ from the other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the Company.

                                        9

All decisions regarding the management of the Company's affairs will be made exclusively by him. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon his management abilities. The only assurance that the shareholders of the Company, including purchasers of the offered shares, have that the Company's sole officer and director will not abuse his discretion in executing the Company's business affairs, is his fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless willing to entrust all aspects of management to the sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company's management.

RISKS RELATED TO INVESTING IN OUR COMPANY
-----------------------------------------

OUR LACK OF AN OPERATING HISTORY GIVES NO ASSURANCE THAT OUR FUTURE OPERATIONS
WILL RESULT IN PROFITABLE REVENUES, WHICH COULD RESULT IN THE SUSPENSION OR
TERMINATION OF OUR OPERATIONS AND INVESTORS MAY LOOSE THEIR ENTIRE INVESTMENT

We were incorporated on September 23, 2009 and we have not realized any revenues to date. We are an early stage company in a very competitive market. We have very little operating history upon which an evaluation of our future success or failure can be made. Our ability to achieve and maintain profitability and positive cash flow is dependent upon the completion of this offering and our ability to generate revenues through sales of our products.

Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future.
Failure to generate revenues will cause us to go out of business.

OUR OPERATING RESULTS MAY PROVE UNPREDICTABLE WHICH MAY IMPACT THE COMPANY AND
THE VALUE OF THE INVESTMENT

Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which we have no control over. Currently, we don't have a product or prototype. Factors that may cause our operating results to fluctuate significantly include: our inability to generate enough working capital from future equity sales; and after we create a commercial product, the factors include: the level of commercial acceptance by the sports market of our products; fluctuations in the demand for our product and capital expenditures relating to expansion of our future business, operations and infrastructure and general economic conditions. If realized, any of these risks could have a materially adverse effect on our business, financial condition and operating results.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, WE MUST LIMIT OUR MARKETING
ACTIVITIES. AS A RESULT, OUR SALES MAY NOT BE ENOUGH TO OPERATE PROFITABLY. IF
WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities to potential customers having the likelihood of purchasing our products. We intend to generate revenue through the sale of our products.
Because we will be limiting the scope of our marketing activities, we may not be able to generate enough sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

                                       10

THE COMPANY'S SOLE OFFICER AND DIRECTOR MAY NOT BE IN A POSITION TO DEVOTE A
MAJORITY OF HIS TIME TO THE COMPANY, WHICH MAY RESULT IN PERIODIC INTERRUPTIONS
AND EVEN BUSINESS FAILURE.

Mr. Hughes, our sole officer and director, has other business interests and currently devotes approximately 20 to 25 hours per week to our operations. Our operations may be sporadic and occur at times which are not convenient to Mr.
Hughes, which may result in periodic interruptions or suspensions of our business plan. If the demands of the Company's business require the full business time of our sole officer and director, he is prepared to adjust his timetable to devote more time to the Company. However, he may not be able to devote sufficient time to the management of the business, which may result in periodic interruptions in implementing the Company's plans in a timely manner.
Such delays could have a significant negative effect on the success of the business.

KEY MANAGEMENT PERSONNEL MAY LEAVE THE COMPANY WHICH COULD ADVERSELY AFFECT THE
ABILITY OF THE COMPANY TO CONTINUE OPERATIONS. IF THE COMPANY CEASES OPERATIONS,
YOU WILL LOOSE YOUR INVESTMENT.

Because the Company is entirely dependent on the efforts of its sole officer and director, his departure or the loss of other key personnel in the future, could have a materially adverse effect on the business. He has other outside business activities and is devoting only approximately 20-25 hours per week to our operations. His expertise in the Sports industry as well as his technical expertise are critical to the success of the business. The loss of this resource would have a significant impact on our business. In addition, our operations may be sporadic and occur at times which are not convenient to Scott Hughes, which may result in periodic interruptions or suspensions of our business plan. If the demands of the company's business require the full time of our executive officer, he is prepared to adjust his timetable in order to devote more time to conducting our business operations. However, our executive officer may be unable to devote sufficient time to the management of the company's business, which may result in periodic interruptions in the implementation of the company's business plans and operations. Such delays could have a significant negative effect on the success of our business. The Company believes that all commercially reasonable efforts have been made to minimize the risks associated with the departure by key personnel from service. However, there is no guarantee that replacement personnel with the specific industry and technical expertise in the sports industry, if any, will help the Company to operate profitably. The
Company does not maintain key person life insurance on its sole officer and director.

IF THE COMPANY IS DISSOLVED, IT IS UNLIKELY THAT THERE WILL BE SUFFICIENT ASSETS
REMAINING TO DISTRIBUTE TO THE SHAREHOLDERS RESULTING IN UP TO A COMPLETE LOSS
OF YOUR INVESTMENT.

In the event of the dissolution of the Company, the proceeds realized from the liquidation of its assets, if any, will be used primarily to pay the claims of the Company's creditors, if any, before there can be any distribution to the shareholders. In that case, the ability of purchasers of the offered shares to recover all or any portion of the purchase price for the offered shares will depend on the amount of funds realized and the claims to be satisfied there from.

                                       11

RISKS RELATED TO THE COMPANY'S MARKET AND STRATEGY
--------------------------------------------------

THE NCAA DIGITAL RIGHTS MARKET IS VERY COMPETITIVE AND OBTAINING THOSE RIGHTS
EITHER DIRECTLY OR INDIRECTLY IS NECESSARY TO BROADCAST THE MEDIA. WITHOUT THOSE
RIGHTS, THE COMPANY CAN NOT BROADCAST THE MEDIA AND WILL FAIL. IF THE COMPANY
FAILS, YOU WILL LOOSE YOUR INVESTMENT.

The market to obtain the digital rights for NCAA sports is very competitive.
There are several industry leaders that obtain these exclusive rights over a multiple year period. The Company must partner with these rights holders to broadcast the media or obtain those rights directly from the rights holder. If the Company cannot obtain the rights, the Company cannot broadcast the media and without these rights, the Company will have difficulty generating revenues.

MARKET FACTORS LIKE COMPETITION AND HIRING QUALIFIED RESOURCES ARE DIFFICULT TO
MANAGE. IF WE CAN NOT MANAGE THESE MARKET FACTORS SUCCESSFULLY, WE FACE A HIGH
RISK OF BUSINESS FAILURE WHICH WOULD RESULT IN THE LOSS OF YOUR INVESTMENT.

The Company expects that its results of operations may also fluctuate significantly in the future as a result of a variety of market factors including, among others, the competitive nature of the sports market, the entry of new competitors offering a similar product; the availability of motivated and qualified personnel; the initiation, renewal or expiration of our customer base;
pricing changes by the Company or its competitors, specific economic conditions in the financial markets. Accordingly, our future sales and operating results are difficult to forecast.

As of the date of this prospectus, we have earned no revenue. Failure to generate revenue will cause us to go out of business, which could result in the complete loss of your investment.

WE MAY BE UNABLE TO GAIN ANY SIGNIFICANT MARKET ACCEPTANCE FOR OUR PRODUCTS OR
ESTABLISH A SIGNIFICANT MARKET PRESENCE. IF WE CAN NOT GAIN MARKET ACCEPTANCE,
WE WILL NOT BE ABLE TO GENERATE REVENUE AND OUR BUSINESS WILL FAIL.

The Company's growth strategy is substantially dependent upon its ability to market its products successfully to prospective sporting clients. However, its planned services may not achieve significant acceptance. Such acceptance, if achieved, may not be sustained for any significant period of time. In addition, there is no guarantee that any acceptance by a client will remain especially in the sports market. Failure of the Company's services to achieve or sustain market acceptance could have a materially adverse effect on our business, financial conditions and the results of our operations.

MANAGEMENT'S ABILITY TO IMPLEMENT THE BUSINESS STRATEGY SUCCESSFULLY IS CRITICAL
TO THE BUSINESS SUCCESS. IF THE MANAGEMENT FAILS TO IMPLEMENT THE BUSINESS
STRATEGY, THE COMPANY WILL FAIL AND INVESTORS WILL LOOSE THEIR INVESTMENT

Although the Company intends to pursue a strategy of marketing its products throughout North America, our business success depends on a number of factors.
These include: our ability to establish a significant sports customer base and maintain favorable relationships with customers and partners in the sports industry; obtain adequate business financing on favorable terms in order to buy all the necessary equipment and materials; development and maintenance of appropriate operating procedures, policies and systems; hire, train and retain skilled employees knowledgeable in the sports industry. The inability of the
Company to manage any or all of these factors could impair its ability to implement its business strategy successfully, which could have a materially adverse effect on the results of its operations and its financial condition.

                                       12

MIB DIGITAL, INC. MAY BE UNABLE TO MANAGE ITS FUTURE GROWTH. IF THE COMPANY CAN
NOT SUCCESSFULLY MANAGE THE GROWTH, THE COMPANY MAY RUN OUT OF MONEY AND FAIL.

Any extraordinary growth may place a significant strain on management, financial, operating and technical resources. Failure to manage this growth effectively could have a materially adverse effect on the Company's financial condition or the results of its operations.

RISKS RELATED TO INVESTING IN OUR BUSINESS
------------------------------------------

THE COMPANY MAY BE UNABLE TO MAKE NECESSARY ARRANGEMENTS AT ACCEPTABLE COSTS
WHICH WILL IMPACT PROFITABILITY AND MAY CAUSE US TO CEASE OPERATIONS IF WE RUN
OUT OF CAPITAL.

Because we are a small business, with limited assets, we are not in a position to assume unanticipated costs and expenses. If we have to make changes in the
Company structure or are faced with circumstances that are beyond our ability to afford, we may have to suspend operations or cease operations entirely which could result in a total loss of your investment.

BECAUSE WE HAVEN'T BUILT A PROTOTYPE, OUR PRODUCTS MAY NOT WORK PROPERLY AND/OR
THE PRODUCTION COST CAN EXCEED EXPECTATIONS. IF OUR PROTOTYPE IS NOT SUCCESSFUL
AND WE DON'T RAISE ANY ADDITIONAL CAPITAL, WE WILL HAVE TO CEASE OPERATIONS.

We have not built a prototype of our software yet; therefore, we don't know the exact cost of production. In the case of a higher than expected cost of production, we won't be able to offer our products at a reasonable price.
Furthermore, we may find problems in the development process and/or product functionality. If we are unable to develop our products, we will have to cease our operations, resulting in the complete loss of your investment.

GENERAL COMPETITION

The Company has identified a market opportunity for our products. The sports market is very competitive and aggressive. Competitors may enter this sector with superior products, services, financial resources, conditions and/or benefits. This would infringe on our customer base, lengthen our sales cycle, increase marketing costs, which in turn will have an adverse affect upon our business and the results of our operations.

The mobile software industry is a highly competitive market. We will compete with both large and small corporations. Most of these companies have greater financial and personnel resources than we do.

IF WE CANNOT PRODUCE SOFTWARE THAT MEETS PRICE AND/OR PERFORMANCE CRITERIA, THE
BUSINESS WILL FAIL.

The software market is very competitive, especially in the sports market.
Customers require specific functional and technical requirements as well as competitive prices for the software. Each customer has different functional and technical requirements and the Company cannot guarantee that the software will meet each customer's requirements. If the Company cannot develop software that meets the customer requirements and/or the software is not competitively priced, the business will fail.

IF, AFTER DEMONSTRATING PROOF-OF-CONCEPT, WE ARE UNABLE TO ESTABLISH
RELATIONSHIPS WITH DEVELOPMENT PARTNERS AND/OR CUSTOMERS, THE BUSINESS WILL
FAIL.

                                       13

Because there may be a substantial delay between the completion of this offering and the execution of the business plan, our expenses may be increased and it may take us longer to generate revenues. We have no way to predict when we will begin our service. In addition, it takes time, money, and resources to build relationships with customers and partners. If these efforts are unsuccessful or take longer than anticipated, the Company may run out of capital and the business will fail.

THERE IS NO MINIMUM AMOUNT REQUIRED TO BE RAISED IN THIS OFFERING, AND IF WE
CANNOT GENERATE SUFFICIENT FUNDS FROM THIS OFFERING, THE BUSINESS WILL FAIL.

There is not a minimum amount of shares that need to be sold in this Offering for the Company to access the funds. Therefore, this Offering will be immediately available for use by us and we don't have to wait until a minimum number of Shares have been sold to keep the proceeds from any sales. We can't assure you that subscriptions for the entire Offering will be obtained. We have the right to terminate the offering of the Shares at any time, regardless of the number of Shares we have sold since there is no minimum subscription requirement. Our ability to meet our financial obligations, cash needs, and to achieve our objectives, could be adversely affected if the entire offering of
Shares is not fully subscribed for.

BLUE SKY LAWS MAY LIMIT YOUR ABILITY TO SELL YOUR SHARES. IF THE STATE LAWS ARE
NOT FOLLOWED, YOU WILL NOT BE ABLE TO SELL YOUR SHARES AND YOU MAY LOOSE YOUR
INVESTMENT.

State Blue Sky laws may limit resale of the Shares. The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares.

Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the
Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the Company in an accepted publication which permits a "manual exemption". This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service,
Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they
'recognize securities manuals' but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana,
Montana, South Dakota, Tennessee, Vermont and Wisconsin. If we do not execute our business plan on schedule or within budget, our ability to generate revenue may be diminished or delayed. Our ability to adhere to our schedule and budget face many uncertainties.

                                       14

WE DO NOT MAINTAIN PRODUCT LIABILITY COVERAGE. WE COULD BECOME LIABLE FOR
UNINSURED PRODUCT LIABILITY CLAIMS WHICH WOULD ADVERSELY AFFECT OUR ABILITY TO
CONTINUE AS A GOING CONCERN, AND COULD CAUSE OUR BUSINESS TO FAIL.

The company does not maintain any product liability insurance at this time. Once the product is released, the Company will evaluate the need for product liability insurance. If no product liability insurance is obtained, product claims against the company could have a material effect and potentially cause the business to fail.

THE COMPANY'S SOLE OFFICER AND DIRECTOR HAS COMPLETE CONTROL OF ALL COMPANY
DECISIONS AND INVESTORS DON'T HAVE THE ABILITY TO PARTICIPATE IN THE BUSINESS.
IF MANAGEMENT MAKES POOR DECISIONS, WE MAY BE UNABLE TO CONTINUE OUR OPERATIONS
AND OUR BUSINESS MAY FAIL.

All decisions regarding the management of the company's affairs will be made exclusively by its sole officer and director. Purchasers of the offered shares may not participate in the management of the company and, therefore, are dependent upon the management abilities of the company's sole officer and director. The only assurance that the shareholders of the company (including purchasers of the offered shares) have that the company's sole officer and director will not abuse his discretion in making decisions, with respect to its affairs and other business decisions, is his fiduciary obligations and business integrity. Accordingly, no person should purchase offered shares unless that person is willing to entrust all aspects of management to the company's sole officer and director, or his successors. Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the company's management.

THE COMPANY MAY RETAIN INDEPENDENT RESOURCES OR CONSULTANTS TO HELP GROW THE
BUSINESS. IF THESE RESOURCES DO NOT PERFORM, THE COMPANY MAY HAVE TO CEASE
OPERATIONS AND YOU MAY LOOSE YOUR INVESTMENT.

The company's management may retain independent contractors to provide services to the company. Those independent individuals and organizations have no fiduciary duty to the shareholders of the company and may not perform as expected.

RISKS RELATING TO OUR BUSINESS

IF WE CANNOT EFFECTIVELY PROMOTE OUR PRODUCTS, WE WILL NOT ATTRACT CUSTOMERS AND
AS A RESULT, OUR BUSINESS MAY FAIL.

We must partner with established players in the industry to generate enough revenues to succeed. If we cannot partner with a distribution business partner
(ex. a carrier like AT&T)of mobile software products, we will not have the ability to attract customers. A failure to achieve partners would have a material and adverse effect on our business, operating results and financial condition.

IF WE CANNOT ESTABLISH AND MAINTAIN QUALIFICATIONS AS A QUALITY SUPPLIER TO
SPORTING CUSTOMERS AND PARTNERS, THE BUSINESS WILL BE ADVERSELY AFFECTED AND OUR
BUSINESS MAY FAIL.

                                       15

If we cannot achieve and maintain the necessary qualifications for our business, our customers and partners may elect to seek solutions from other companies.
These qualifications traditionally include sports oriented content, attractive look and feel of the product offering, customer service and technical support requirements (ex. 7x24x365 support). If the Company is successful in raising additional capital and able to hire and retain qualified resources for the qualifications noted above, the Company believes it will be successful in achieving and maintaining the necessary qualifications for the customers. If the
Company cannot achieve or maintain these types of customer qualifications for customers, our business will be impacted in an adverse way.

FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned entry into our service business. The forward-looking statements and associated risks set forth in this prospectus include or relate to, among other things, (a) our projected profitability, (b)
our growth strategies, (c) anticipated trends in our industry, (d) our ability to obtain and retain sufficient capital for future operations, and (e) our anticipated needs for working capital. These statements may be found under
"Management's Discussion and Analysis or Plan of Operation" and "Description of
Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in these forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, the forward-looking statements contained in this prospectus may not in fact occur.

The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on the assumptions that we will be able to continue our business strategies on a timely basis, that we will attract customers, that there will be no materially adverse competitive conditions under which our business operates, that our sole officer and director will remain employed as such, and that our forecasts accurately anticipate market demand. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in this "Risk Factors" section of this prospectus, there are a number of other risks inherent in our business and operations, which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Increases in the cost of our services, or in our general or administrative expenses, or the occurrence of extraordinary events, could cause actual results to vary materially from the results contemplated by these forward-looking statements.

Management decisions, including budgeting, are subjective in many respects and subject to periodic revisions in order to reflect actual business conditions and developments. The impact of such conditions and developments could lead us to alter our marketing, capital investment or other expenditures and may adversely affect the results of our operations. In light of the significant uncertainties inherent in the forward-looking information included in this prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved.

                                       16

                                 USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

                         IF 25% OF      IF 50% OF      IF 75% OF     IF 100% OF
                        SHARES SOLD    SHARES SOLD    SHARES SOLD    SHARES SOLD
                        -----------    -----------    -----------    -----------
NET PROCEEDS FROM
 THIS OFFERING             $2,500        $10,000        $17,500        $25,000

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The net proceeds in the table above assumes $5,000 in costs associated with this offering.

The funds raised through this offering will be used to develop and complete the business and marketing plan, which we anticipate will cost approximately
$15,000. If less than the maximum offering funds are raised, the proceeds will first be used for essential business operations such as SEC filings with the remaining amount allocated to completing the business and marketing plan. The company does not anticipate using any of the offering proceeds for product development.

                         DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by MIB Digital, Inc. and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

The price of the current offering is fixed at $0.01 per share. This price is significantly greater than the price paid by the company's sole officer and director for common equity since the company's inception on September 23, 2009.
The company's sole officer and director paid $0.001 per share, a difference of
$0.009 per share lower than the share price in this offering.

                  DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

                                       17

COMPANY IF ALL OF THE SHARES ARE SOLD
-------------------------------------
   Price per share ...............................................   $      0.01
   Net tangible book value per share before offering .............   $     0.001
   Potential gain to existing shareholders .......................   $         0
   Net tangible book value per share after offering ..............   $    0.0033
   Increase to present stockholders in net tangible book value
     per share after offering ...................................    $  0.002775
   Capital contributions .........................................   $     9,000
   Number of shares outstanding before the offering ..............     9,000,000
   Number of shares after offering held by existing stockholders .     9,000,000
   Percentage of ownership after offering ........................           75%

PURCHASERS OF SHARES IN THIS OFFERING IF ALL SHARES SOLD
--------------------------------------------------------
   Price per share ...............................................   $      0.01
   Dilution per share ............................................   $    0.0025
   Capital contributions .........................................   $    30,000
   Percentage of capital contributions ...........................           77%
   Number of shares after offering held by public investors ......     3,000,000
   Percentage of ownership after offering ........................           25%

                           THE OFFERING BY THE COMPANY

MIB Digital, Inc. is registering 3,000,000 shares of its common stock for offer and sale.

There is currently no active trading market for our common stock, and such a market may not develop or be sustained. We currently plan to have our common stock listing on the OTC Bulletin Board, subject to the effectiveness of this
Registration Statement. In addition, a market maker will be required to file a
Form 211 with the National Association of Securities Dealers Inc. before the market maker will be able to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention.

All of the shares registered herein will become tradable on the effective date of this registration statement. The company will not offer the shares through a broker-dealer or anyone affiliated with a broker-dealer.

NOTE: As of the date of this prospectus, our sole officer and director, Scott
Hughes, owns 9,000,000 common shares, which are subject to Rule 144 restrictions. There is currently one (1) shareholder of our common stock.

The company is hereby registering 3,000,000 common shares. The price per share is $0.01.

In the event the company receives payment for the sale of their shares, MIB
Digital, Inc. will receive all of the proceeds from such sales. MIB Digital,
Inc. is bearing all expenses in connection with the registration of the shares of the company.

                                       18

                              PLAN OF DISTRIBUTION

We are offering the shares on a "self-underwritten" basis directly through Scott
Hughes our executive officer and director named herein, who will not receive any commissions or other remuneration of any kind for selling shares in this offering, except for the reimbursement of actual out-of-pocket expenses incurred in connection with the sale of the common stock. The offering will conclude when all 3,000,000 shares of common stock have been sold, or 90 days after this registration statement becomes effective with the Securities and Exchange
Commission. MIB Digital, Inc. may at its discretion extend the offering for an additional 90 days.

This offering is a self-underwritten offering, which means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. We will sell shares on a continuous basis.
We reasonably expect the amount of securities registered pursuant to this offering to be offered and sold within two years from this initial effective date of this registration.

In connection with his selling efforts in the offering, Scott Hughes will not register as broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of Rule 3a4-1 under the Exchange
Act. Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Scott Hughes is not subject to any statutory disqualification, as that term is defined in
Section 3(a)(39) of the Exchange Act. Scott Hughes will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Scott Hughes is not and has not been within the past 12 months, a broker or dealer, and is not within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Scott Hughes will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Scott Hughes has not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

9,000,000 common shares are issued and outstanding as of the date of this prospectus. The company is registering an additional 3,000,000 shares of its common stock for possible resale at the price of $0.01 per share. There is no arrangement to address the possible effect of the offerings on the price of the stock.

MIB Digital, Inc. will receive all proceeds from the sale of the shares by the company. The price per share is $0.01. However, MIB Digital, Inc. common stock may never be quoted on the OTC Bulletin Board or listed on any exchange.

The company's shares may be sold to purchasers from time to time directly by, and subject to, the discretion of the company. Further, the company will not offer their shares for sale through underwriters, dealers, or agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the company may be sold occasionally in one or more transactions, either at an offering price that is fixed or that may vary from transaction to transaction depending upon the time of sale, or at prices otherwise negotiated at the time of sale. Such prices will be determined by the company or by agreement between the company and any purchasers of our common stock.

                                       19

The shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, the company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration
Statement is effective.

MIB Digital, Inc. will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

                                LEGAL PROCEEDINGS

We are not a party to any material legal proceedings and to our knowledge; no such proceedings are threatened or contemplated by any party.

                                    BUSINESS

INTRODUCTION

MIB Digital (the "Company")is in business to provide software to companies to help them market and sell their sports content to consumers. The sports content is audio and video clips of sporting events, coach and player interviews, and highlights. Based on the customer request, the software will extract the sports content from the sports company's library and stream that content to the customer. This content is referred to as "digital assets". The customer can request the content from any internet device such as a computer, laptop or mobile device.

The software will provide companies the ability to offer advertising and subscription services to sell the content. For example, a customer will be able to buy a monthly or annual subscription to NCAA football games. Alternatively, companies may provide some content like highlights for free and generate advertising revenue from this service. The software will provide companies both of these options.

The Company's main focus will be the sports marketplace for growth in mobile devices like iPhone, Blackberry, and other smartphones, broadband like TV and the Internet, and digital storefront like websites. The Company has identified the product requirements, however the product development has not started. At this time, the Company estimates a 12-18 month timeframe to complete the first version of the software. Today, there is no prototype. We must develop a commercially acceptable prototype, demonstrate that to potential customers, and sell them on the value of our software. This will be required in order for us to start generating revenues.

                                       20

The Company

The Company's market focus will be with companies that represent approximately
80% - 90% of the top Division I colleges, universities and conference sports within the NCAA. Those companies own the multimedia rights and/or television rights to over 100 Division I institutions which will provide the Company with an unprecedented competitive position within the college sports marketplace. In order to be successful, the company must work with these prospective companies by providing software that will offer streaming mobile video/audio, broadband/IPTV streaming of sporting events and branding digital storefronts for the delivery of digital assets to the PC and Mobile Phone.

The sports business means many different things to different people. This is a truly global industry, and sports stir up deep passion within spectators and players alike in countries around the world. To one person, sports are a venue for gambling; to another, they are a mode of personal recreation and fitness, be it skiing, cycling, running or playing tennis. To business people, sports provide a lucrative and continually growing marketplace worthy of immense investments. The largest single effect that sports create is that of gripping entertainment: hundreds of millions of fans around the globe follow sports daily, whether via radio, television, printed publications, online or in person, as spectators or participants.

Sports are big business. Combined, the "Big 4" leagues in America, the National
Football League (NFL), National Basketball Association (NBA), the National
Hockey League (NHL) and Major League Baseball (MLB) leagues bring in about $16 billion in annual revenue. U.S. sporting equipment sales at retail are roughly
$41 billion yearly, sports apparel $51 billion and athletic footwear $26 billion. A reasonable estimate of the total U.S. sports market is $425 to $450 billion yearly. To put that in perspective, the U.S. retail food industry, including supermarkets, is only slightly bigger. However, the sports industry is so complex, including ticket sales, licensed products, sports video games, collectibles, sporting goods, sports-related advertising, endorsement income, stadium naming fees and facilities income; that it's difficult to put an all-encompassing figure on annual revenue. Meanwhile, the media used to deliver sports and sports related information is evolving quickly. Sports coverage is one of the most widely viewed categories online. At the same time, digital TV recording devices (DVRs), such as TiVo, are enabling fans to watch events according to their own schedules. Finally, the rapid emergence of sports news and events video delivered via mobile phones and devices has created a major opportunity for companies that own sports content.

So the obvious question is how to monetize digital sports assets? Advertising in the U.S. was about $285.1 billion in 2008, according to experts at Universal
McCann, an Interpublic company (www.universalmccann.com). This includes national advertising, which was estimated at $193.0 billion, plus local advertising such as local TV and local newspapers.

eMarketer projects that the online share of ad dollars will continue to grow, rising from nearly 10% this year to slightly more than 15% in 2013. In light of the heightened activity and interest, eMarketer also forecasts that advertisers will spend $3.3 billion on mobile advertising in 2013, up from $648 million in
2008.

                                       21

eMarketer forecasts that US sports advertisers will spend $2.95 billion on advertising in 2012, up from $1.4 billion in 2007.

Content sports sites such as Yahoo!, ESPN and CBS.com enjoy some of their highest monthly traffic during March. CBS, the network carrying the games, earned $666 million from them in 2008, with $23 million coming from digital ad revenues.

CBS told The Wall Street Journal that $30 million in online advertising will be generated during the tournament, a 30% increase from last year.

eMarketer estimates that total revenues for US sports sites will reach $2.96 billion in 2012, up from $1.49 billion in 2007. The increase will be largely due to the growth of ad-supported sports content models.

                                       22

To illustrate, as a percentage of overall revenues on sports sites, advertising will grow from 55% in 2007 to 66% in 2012.

NOTE:    COLLEGE BASKETBALL HAS HIGHER UNIT AD PRICING THAT THE MAJOR COLLEGE
         FOOTBALL BOWL GAMES, NBA CHAMPIONSHIP, AND THE MLB WORLD SERIES.

                            2008 POST-SEASON SPORTS:
                       NATIONAL TV AD SPEND ($ MILLIONS)*
                --------------------------------------------------
                Pro Football (Jan-Feb `08) ..................  748
                NCAA MEN'S BASKETBALL (MAR-APR '08) .........  643
                Pro Basketball (Apr-Jun `08) ................  330
                Pro Baseball (Oct `08) ......................  326
                College Football Bowls (Dec '07-Jan `08) ....  250
                --------------------------------------------------
                * includes Pre-Game, Game & Post-Game Programming
                         Source: TNS Media Intelligence

Among the major televised sporting championships, ONLY THE SUPER BOWL COMMANDS A
HIGHER ADVERTISING UNIT RATE THAN THE NCAA MEN'S BASKETBALL CHAMPIONSHIP GAME.

In terms of cost-per-thousand viewers, the NCAA Final Four games are far more expensive than any of the other annual blue-chip sporting events.

             AVERAGE NETWORK TV AD PRICING FOR MAJOR SPORTING EVENTS
      -------------------------------------------------------------------
                                                    AVG :30     ESTIMATED
                                                  RATE ($000)   CPM (HHS)
                                                  -----------   ---------

               NCAA MEN'S DIVISION 1 BASKETBALL TOURNAMENT (2008)

      Championship Game ..........................   1,241         $93
      Semi-Final Games ...........................     800         $75

                         NATIONAL FOOTBALL LEAGUE (2008)

      Super Bowl .................................   2,700         $55
      AFC & NFC Championship Games ...............   1,080         $34

                               OTHER EVENTS (2008)

      College Football - BCS Championship Game ...     900         $56
      College Football - BCS Bowl Games ..........     510         $55
      MLB World Series ...........................     400         $42
      NBA Championship Series ....................     341         $32
      -------------------------------------------------------------------
                         Source: TNS Media Intelligence

ESPN.com:

Traffic to golf content on ESPN.com on Day 1 of the tournament and the 10 days leading up to the 2009 Masters (March 30 - April 9), was up significantly:
visitors were up 36% and visits were up 35%. Participation in the ESPN.com
Masters Best Ball Challenge fantasy game is up 71% over last year.

                                       23

Live streaming coverage of round one of the 2009 Masters Tournament on
ESPN360.com more than tripled -- a 208% increase in total hours viewed (compared to the same day last year). There was also a 28% increase in total streams, and an average time spent streaming of nearly an hour (57 minutes), up more than double at 138% over last year. Among the best growth areas in advertising in recent years have been advertising on mobile devices, advertising on movie screens and advertising online. Nonetheless, for advertisers willing to adapt to today's rapidly evolving environment, there is good news. Effective advertising today targets consumers based on things they are passionate about, rather than simply their age or income bracket. That is, the increasing range of niche media now available enables carefully crafted messages to be designed for and delivered to specific consumer "passionate interest groups." Blogs, podcasting, cable TV programming on-demand, mobile phone-based news and entertainment programming, satellite radio and online social networks are booming. Never in history have there been so many unique opportunities for targeted marketing based on consumers' tastes, interests, special needs and passions.

                                   MANAGEMENT

We intend to employ and use consultants to build the corporate infrastructure in
FINANCE, ACCOUNTING, MARKETING, SALES, SOFTWARE, PURCHASING and other administrative functions.

                               SALES AND MARKETING

MIB Digital intends to use the proceeds from this offering to develop a detailed marketing plan. As part of our potential marketing strategy, we anticipate creating a limited direct sales force dedicated to marketing and selling software and services to clients seeking sports oriented mobile transactional solutions. These clients are limited in numbers, like ESPN, Raycom, Collegiate
Images, Learfield, etc. Since the Company has limited financial resources, the
Company will not use traditional marketing efforts like TV, radio, and other printing media. Instead, the Company will focus its efforts by identifying and working with industry experts to develop the marketing plan. MIB Digital expects to build a limited sale force in both Florida and other states in the south east. With the limited number of sports companies, the sales team will work closely with these prospects, develop opportunities, close sales, and manage those one-on-one client relationships.

In conjunction with the direct sales efforts, the Company intends to leverage the indirect sales channel by identifying and working with other companies (ex.
channel partners) that service the sports industry that are complementary to MIB
Digital's efforts. The Company will identify these other channel partners and develop marketing plans that are mutually beneficial both on the business and financial side. At this time, these companies have not been identified. MIB
Digital' strategy is to quickly establish relationships with the market leaders in the sports industry as they position themselves to respond to their customer's mobile and wireless needs.

                                   COMPETITION

There are four primary types of competitors in MIB Digital's market: (i)
broadcast quality content, (ii) user generated content, (iii) proprietary streaming technologies, and (iv) 3rd party streaming services.

                                       24

Broadcast studio content is high quality, professional content people are used to watching on TV and traditionally comes from the leading networks like ABC,
NBC, CBS, ESPN. User generated content is becoming higher and higher quality due to the quality of low priced cameras and video recorders. This content is filmed by consumers and the most common Internet site for this content is YouTube.com.

The ability to stream the content to users is either done by proprietary networks (CDNs - content delivery networks) or 3rd party streaming service providers. The cable and satellite companies like Comcast and Sirius use proprietary networks. For those companies that do not have the capital for a proprietary network or choose not to spend the capital to build and manage one can use other streaming service providers like Hulu and Joost.

MIB Digital positions itself to broadcast NCAA sports content which is broadcast studio quality. In addition, the Company intends to use the traditional networks to broadcast the material and hence they will partner for the proprietary CDNs.

The Company believes that our direct competition is KIT Digital, JumpTV and
Media Zone. All three of these competitors distribute high quality video that is professionally captured and distributed like NCAA sports, not user generated content like YouTube.com. In addition, these competitors distribute the content over proprietary networks like carriers and corporate owned networks versus a third party reseller of network services. MIB Digital plans to broadcast high quality content over proprietary networks and hence will directly compete against KIT Digital, JumpTV, and Media Zone.

                                    STAFFING

As of October 31, 2009, MIB Digital, Inc. has no permanent staff other than its sole officer and director, Scott Hughes, who is the President and Chairman of the company. Scott Hughes has the flexibility to work on MIB Digital Software,
Inc. up to 20 to 25 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

                                       25

EMPLOYEES AND EMPLOYMENT AGREEMENTS

At present, MIB Digital, Inc. has no employees other than its current sole officer and director, Scott Hughes, who has not been compensated. There are no employment agreements in existence. The company presently does not have any pension, health, annuity, insurance, stock options, profit sharing, or similar benefit plans; however, the company may adopt plans in the future. There are presently no personal benefits available to the company's director.

During the initial implementation of our development strategy, the company intends to hire independent consultants, and contractors to develop, prototype, various components of technology platform. The Company will need to raise additional capital over the next twelve (12) months to hire and/or retain these resources.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like:
"believe", "expect", "estimate", "anticipate", "intend", "project" and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

WE ARE A DEVELOPMENT STAGE COMPANY ORGANIZED TO DEVELOP

We have not yet generated or realized any revenues from business operations. Our auditors have issued a going concern opinion. This means there is substantial doubt that we can continue as an on-going business for the next twelve (12)
months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing our service to customers. Accordingly, we must raise cash from sources other than revenues generated from the proceeds of loans we undertake.

From inception to October 31, 2009, the company's business operations have primarily been focused on developing our business plan and market research.

             LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

THERE IS NO HISTORICAL FINANCIAL INFORMATION ABOUT US UPON WHICH TO BASE AN
EVALUATION OF OUR PERFORMANCE. MIB DIGITAL, INC. WAS INCORPORATED IN THE STATE
OF FLORIDA ON September 23, 2009; WE ARE A DEVELOPMENT STAGE COMPANY ATTEMPTING
TO ENTER INTO THE ADVERTISING AND SUBSCRIPTION SUPPORTED CONTENT MANAGEMENT
SOLUTIONS TO DELIVER VIDEO, AUDIO AND RELATED ADVANCED MULTIMEDIA PROGRAMMING TO
BROADBAND, IPTV AND A WIDE VARIETY OF WIRELESS MOBILE DEVICES. OUR INTENDED
PRIMARYMARKETING BUSINESS APPROACH SHOULD BE TO PARTNER WITH ESTABLISHED SPORTS
CONTENT PROVIDERS TO MARKET AND SUPPORT THE PRODUCT OFFERING. WE HAVE NOT
GENERATED ANY REVENUES FROM OUR OPERATIONS. WE CANNOT GUARANTEE WE WILL BE
SUCCESSFUL IN OUR BUSINESS OPERATIONS. OUR BUSINESS IS SUBJECT TO RISKS INHERENT
IN THE ESTABLISHMENT OF A NEW BUSINESS ENTERPRISE, INCLUDING THE FINANCIAL RISKS
ASSOCIATED WITH THE LIMITED CAPITAL RESOURCES CURRENTLY AVAILABLE TO US FOR THE
IMPLEMENTATION OF OUR BUSINESS STRATEGIES(SEE "RISK FACTORS"). TO BECOME
PROFITABLE AND COMPETITIVE, WE MUST DEVELOP THE BUSINESS AND MARKETING PLAN,
EXECUTE THE PLAN AND ESTABLISH SALES AND CO-DEVELOPMENT RELATIONSHIPS WITH
CUSTOMERS AND PARTNERS.

                                       26

Our sole officer and director undertakes to provide us with initial operating and loan capital to sustain our business plan over the next twelve (12) month period partially through this offering and will seek alternative financing through means such as borrowings from institutions or private individuals.

PLAN OF OPERATION

Over the 12 month period starting upon the effective date of this registration statement, the company must raise capital in order to complete the Business and
Marketing Plan and to commence its execution. The Company anticipates that the business and marketing plan will be completed within 180 days after the offering is completed. After the business and marketing plan are completed, the company plans on using consultants and contractors to commence the product development strategy. During the initial implementation of our development strategy, the company intends to hire independent consultants, and contractors to develop, prototype, various components of product. The Company expects product development to last between eighteen (18) and twenty four (24) months.

Since inception to October 31, 2009, MIB Digital, Inc. has spent a total of
$3,579 on start-up costs. The Company has not generated any revenue from business operations. All proceeds currently held by the company are the result of the sale of common stock to its officers. The Company does not have any contractual arrangement with our CEO, Scott Hughes, to fund the Company on an on-going basis for either operating capital or a loan. The CEO may elect to fund the Company as he did initially, however there are no assurances that he will in the future.

The Company incurred expenditures of $3,500 for audit services. The Company also had expenditures of $79 for general administrative costs. Since inception, the majority of the company's time has been spent refining its business plan and conducting industry research, and preparing for a primary financial offering.

LIQUIDITY AND CAPITAL RESOURCES

As of the date of this registration statement, we have yet to generate any revenues from our business operations. For the period ended October 31, 2009,
MIB Digital, Inc. issued 9,000,000 shares of common stock to our sole officer and director for cash proceeds of $9,000 at $0.001 per share.

We anticipate needing a $160,000 in order to execute our business plan over the next twelve (12) months, which includes completing the business plan, completing the prototype plans, and identifying the necessary resources to implement our plan. We anticipate the work will require two part time resources for technical work that will cost approximately $50,000 each. In addition, we will require one marketing resource that will require $25,000 and the balance of $35,000 for general working capital purposes. However, the available cash is not sufficient to allow us to commence full execution of our business plan. Based on our success of raising additional capital over the next twelve (12) months, we anticipate employing various consultants and contractors to commence the development strategy for the product prototypes. Until the Business and
Marketing plan are completed, we are not able to quantify with any certainty any planned capital expenditures including the hiring of consultants and contractors. The only planned capital expenditure is the public company costs.
As of October 31, 2009, the Company has no firm commitments for any capital expenditures.

                                       27

Our business expansion will require significant capital resources that may be funded through the issuance of common stock or of notes payable or other debt arrangements that may affect our debt structure. Despite our current financial status we believe that we may be able to issue notes payable or debt instruments in order to start executing our Business and Marketing Plan. We anticipate that receipt of such financing may require granting a security interest in the service offering, and are willing to grant such interest to secure the necessary funding.

Through October 31, 2009, we have spent a total of $3579. $79in G & A and $3,500 in professional fees.

To date, we have managed to keep our monthly cash flow requirement low for two reasons. First, our sole officer has agreed not to draw a salary until a minimum of $250,000 in funding is obtained or until we have achieved $500,000 in gross revenues. Second, we have been able to keep our operating expenses to a minimum by operating in space owned by our sole officer and are only paying the direct expenses associated with our business operations.

Given our low monthly cash flow requirement and the agreement of our officer, management believes that, even though our auditors have expressed substantial doubt about our ability to continue as a going concern, and assuming that we do not commence our anticipated operations it has sufficient financial resources to meet its obligations for at least the next twelve months.

In the early stages of our company, we will need cash for completing the business and marketing plan. We anticipate that during the first year, in order to execute our business plan to any meaningful degree, we would need to spend a minimum of $160,000 on such endeavors. If we are unable to raise the funds partially through this offering we will seek alternative financing through means such as borrowings from institutions or private individuals. There can be no assurance that we will be able to keep costs from being more than these estimated amounts or that we will be able to raise such funds. Even if we sell all shares offered through this registration statement, we expect that we will seek additional financing in the future. However, we may not be able to obtain additional capital or generate sufficient revenues to fund our operations. If we are unsuccessful at raising sufficient funds, for whatever reason, to fund our operations, we may be forced to seek a buyer for our business or another entity with which we could create a joint venture. If all of these alternatives fail, we expect that we will be required to seek protection from creditors under applicable bankruptcy laws.

Our independent auditor has expressed substantial doubt about our ability to continue as a going concern and believes that our ability is dependent on our ability to implement our business plan, raise capital and generate revenues. See
Note 6 of our financial statements.

MANAGEMENT

OFFICERS AND DIRECTORS

Our sole officer and director will serve until his successor is elected and qualified. Our officers are elected by the board of directors to a term of one
(1) year and serve until their successor is duly elected and qualified, or until they are removed from office. The board of directors has no nominating, auditing or compensation committees.

                                       28

The name, address, age and position of our president, secretary/treasurer, and director and vice president is set forth below:

Name and Address      Age      Position(s)
----------------      ---      -----------
Scott Hughes           40      President, Secretary/Treasurer, Principal
                               Executive Officer Principal Financial Officer,
                               and sole member of the Board of Directors

The person named above has held his offices/positions since the inception of our company and is expected to hold his offices/positions until the next annual meeting of our stockholders.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has not established any committees, including an Audit
Committee, a Compensation Committee, a Nominating Committee or any committee performing a similar function. The functions of those committees are being undertaken by the entire board as a whole. Because we do not have any independent directors, our Board of Directors believes that the establishment of committees of the Board would not provide any benefits to our company and could be considered more form than substance.

We do not have a policy regarding the consideration of any director candidates which may be recommended by our stockholders, including the minimum qualifications for director candidates, nor has our Board of Directors established a process for identifying and evaluating director nominees. We have not adopted a policy regarding the handling of any potential recommendation of director candidates by our stockholders, including the procedures to be followed. Our Board has not considered or adopted any of these policies as we have never received a recommendation from any stockholder for any candidate to serve on our Board of Directors. Given our relative size and lack of directors and officers insurance coverage, we do not anticipate that any of our stockholders will make such a recommendation in the near future. While there have been no nominations of additional directors proposed, in the event such a proposal is made, all members of our Board will participate in the consideration of director nominees. Our director is not an "audit committee financial expert"
within the meaning of Item 401(e) of Regulation S-B. In general, an "audit committee financial expert" is an individual member of the audit committee or
Board of Directors who:

      o  understands generally accepted accounting principles and financial statements,

      o  is able to assess the general application of such principles in connection with accounting for estimates, accruals and reserves,

      o  has experience preparing, auditing, analyzing or evaluating financial statements comparable to the breadth and complexity to our financial statements,

      o  understands internal controls over financial reporting, and

      o  understands audit committee functions.

                                       29

Our Board of Directors is comprised of an individual who was integral to our formation and who is involved in our day to day operations. While we would prefer our director be an audit committee financial expert, the individual who has been key to our development has professional background in finance or accounting. As with most small, early stage companies, until such time as our company further develops its business, achieves a stronger revenue base and has sufficient working capital to purchase directors and officers insurance, we do not have any immediate prospects to attract independent directors. When we are able to expand our Board of Directors to include one or more independent directors, we intend to establish an Audit Committee of our Board of Directors.
It is our intention that one or more of these independent directors will also qualify as an audit committee financial expert. Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include
"independent" directors, nor are we required to establish or maintain an Audit
Committee or other committee of our Board of Directors.

WE DO NOT HAVE ANY INDEPENDENT DIRECTORS AND WE HAVE NOT VOLUNTARILY IMPLEMENTED
VARIOUS CORPORATE GOVERNANCE MEASURES, IN THE ABSENCE OF WHICH, STOCKHOLDERS MAY
HAVE MORE LIMITED PROTECTIONS AGAINST INTERESTED DIRECTOR TRANSACTIONS,
CONFLICTS OF INTEREST AND SIMILAR MATTERS.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets.
Some of these measures have been adopted in response to legal requirements.
Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address board of directors' independence, audit committee oversight, and the adoption of a code of ethics. Our Board of Directors is comprised of one individual who is also our executive officer. Our executive officer makes decisions on all significant corporate matters such as the approval of terms of the compensation of our executive officer and the oversight of the accounting functions.

Although we have adopted a Code of Ethics and Business Conduct, we have not yet adopted any of these other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. We have not adopted corporate governance measures such as an audit or other independent committees of our board of directors as we presently do not have any independent directors. If we expand our board membership in future periods to include additional independent directors, we may seek to establish an audit and other committees of our board of directors. It is possible that if our Board of Directors included independent directors and if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

                                       30

                       CODE OF BUSINESS CONDUCT AND ETHICS

In September 2009 we adopted a Code of Ethics and Business Conduct which is applicable to our future employees and which also includes a Code of Ethics for our CEO and principal financial officers and persons performing similar functions. A code of ethics is a written standard designed to deter wrongdoing and to promote

      o  honest and ethical conduct,

      o  full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements,

      o  compliance with applicable laws, rules and regulations,

      o  the prompt reporting violation of the code, and

      o  accountability for adherence to the code.

A copy of our Code of Business Conduct and Ethics has been filed with the
Securities and Exchange Commission as an exhibit to our S-1 filing. Any person desiring a copy of the Code of Business Conduct and Ethics, can obtain one by going to Edgar and looking at the attachments to our S-1.

                      BACKGROUND OF OFFICERS AND DIRECTORS

Scott Hughes, PRESIDENT, CEO, DIRECTOR, SECRETARY/TREASURER

RESUME

Scott Hughes has over 16 years of experience in the Communications industry.
Prior to co-founding the Company, Mr. Hughes worked for uVuMobile starting in
March 2001 and has been responsible for product design, scope, and development of the Company's services, including the development of multiple new video and rich media communications services and supporting architecture. Prior to joining
uVuMobile, Mr. Hughes was Director of Network and Security Consulting Services
at RTP, a Seattle-based consulting group, whose clients included Microsoft,
Infospace, VoiceStream and Western Wireless. Mr. Hughes has held various management and technology positions with Comnet Cellular, BellSouth and Turner
Entertainment Group.

CONFLICTS OF INTEREST

At the present time, we do not foresee a direct conflict of interest with our sole officer and director. The only conflict that we foresee is Scott Hughes's devotion of time to projects that do not involve us. Currently, Mr. Hughes is working as a consultant with one other wireless company providing technical support. In the event that Scott Hughes ceases devoting time to our operations, he has agreed to resign as an officer and director.

                             EXECUTIVE COMPENSATION

Scott Hughes will not be taking any compensation until the Company has raised
$250,000 in working capital or has sales in excess of $500,000.

                                       31

SUMMARY OF COMPENSATION

We did not pay any salaries in 2009. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

SUMMARY COMPENSATION TABLE

The following table provides certain summary information concerning cash and certain other compensation we paid to our Chief Executive Officer for the fiscal year ending October 31, 2009.

                                                                     Non-Equity       Non-
                                                                     Incentive     Qualified
                                                 Stock     Option       Plan        Deferred      All Other
Name &                   Fiscal  Salary  Bonus  Award(s)  Award(s)  Compensation  Compensation  Compensation  Total
Principal Position        Year     ($)    ($)     ($)        ($)         ($)      Earnings ($)       ($)       ($)
------------------       ------  ------  -----  --------  --------  ------------  ------------  ------------  -----
Scott Hughes              2009     $0      -       -         -            -             -             -         0
Chief Executive Officer

We have no employment agreements with our sole Executive Officer and Director.
We will not pay compensation to Directors for attendance at meetings. We will reimburse the Directors for reasonable expenses incurred during the course of their performance.

DIRECTOR COMPENSATION

Mr. Scott Hughes a member of our Board of Directors is also our executive officer. We do not pay fees to directors for attendance at meetings of the Board of Directors or of committees; however, we may adopt a policy of making such payments in the future. We will reimburse out-of-pocket expenses incurred by directors in attending board and committee meetings.

LONG-TERM INCENTIVE PLAN AWARDS

We do not have any long-term incentive plans including options and SARs that provide compensation intended to serve as incentive for performance.

EMPLOYMENT AGREEMENTS

At this time, MIB Digital, Inc. has not entered into any employment agreements with our sole officer and director. If there is sufficient cash flow available from our future operations, the company may in the future enter into employment agreements with our sole officer and director, or future key staff members.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Florida regarding indemnification for liabilities arising under the

                                       32

Securities Act of 1933, which may be permitted to directors or officers under
Florida law, we are informed that, in the opinion of the Securities and Exchange
Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

                             PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

                                                      Number of      Percentage
Title of Class            Name                      Shares Owned    of Shares(1)
--------------            ----                      ------------    ------------
Shares of Common Stock    Scott Hughes (2)            9,000,000         100%
                          2670 Towne Village Dr.
                          Duluth, GA 30097
__________________
(1) Based on 9,000,000 shares outstanding as of October 31st, 2009.

(2) The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Scott
    Hughes is the only "promoter" of our company.

For the period ended October 31, 2009, a total of 9,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Under Rule 144, a shareholder can sell up to 1% of total outstanding shares every three months in brokers'
transactions. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue control our company after the offering, investors in this offering will be unable to change the course of our operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

The company is hereby registering 3,000,000 of its common shares, in addition to the 9,000,000 shares currently issued and outstanding. The price per share is
$0.01 (please see "Plan of Distribution" below).

The 9,000,000 shares currently issued and outstanding were acquired by our sole officer and director for the period ended, October 31, 2009. We issued a total of 9,000,000 common shares for consideration of $9,000, which was accounted for as a purchase of common stock. The issuance of the shares was made to the sole officer and director of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the
Securities Act of 1933 by reason of Section 4 (2) of that Act.

                                       33

                            DESCRIPTION OF SECURITIES

In the event the company receives payment for the sale of their shares, MIB
Digital, Inc. will receive all of the proceeds from such sales. MIB Digital,
Inc. is bearing all expenses in connection with the registration of the shares of the company.

COMMON STOCK

The authorized common stock is two hundred and fifty million (250,000,000)
shares with a par value of $.0001 for an aggregate par value of twenty five thousand dollars ($25,000).

   * have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

   * are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

   * do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights;

   * and are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Florida for a more complete description of the rights and liabilities of holders of our securities.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 60% of our outstanding shares.

CASH DIVIDENDS

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

                                    REPORTING

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the
Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F
Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

                                       34

                              STOCK TRANSFER AGENT

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, MIB Digital, Inc. will act as its own transfer agent.

                                STOCK OPTION PLAN

The Board of Directors of MIB Digital, Inc. has not adopted a stock option plan
("Stock Option Plan"). The company has no plans to adopt a stock option plan but may choose to do so in the future. If such a plan is adopted, this plan may be administered by the board or a committee appointed by the board (the
"Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not, without the written consent of the optionee, impair any rights under any option previously granted. MIB Digital
Software, Inc. may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

                                   LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

                                  LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Schneider Weinberger & Beilly LLP.

                                     EXPERTS

Our financial statements have been audited for the period ending October 31,
2009 by Seale & Beers, as set forth in their report included in this prospectus.
Their report is given upon their authority as experts in accounting and auditing.

                                       35

                              FINANCIAL STATEMENTS

FINANCIAL STATEMENTS October 31, 2009

                                       F-1

                                MIB Digital, Inc
                          (A Development Stage Company)
                                  Balance Sheet

                                     ASSETS
                                     ------
                                                                        AS OF
                                                                     OCTOBER 31,
                                                                        2009
                                                                     -----------

CURRENT ASSETS
  Cash and cash equivalents .....................................    $    5,421
                                                                     ----------
    Total current assets ........................................         5,421
                                                                     ----------

                                                                     ----------
TOTAL ASSETS ....................................................    $    5,421
                                                                     ==========

                LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
                -------------------------------------------------

CURRENT LIABILITIES
  Accounts Payable & Accrued Liabilities ........................             -
                                                                     ----------
    Total liabilities ...........................................             -
                                                                     ==========

STOCKHOLDERS' EQUITY (DEFICIENCY)
  Capital Stock (Note 4)
    Authorized:
      250,000,000 common shares, $0.0001 par value
    Issued and outstanding shares:
      9,000,000 .................................................    $      900
    Additional paid-in capital ..................................         8,100
    Deficit accumulated during the development stage ............        (3,579)
                                                                     ----------
    Total Stockholders' Equity (Deficiency) .....................         5,421
                                                                     ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY ......................    $    5,421
                                                                     ==========

   The accompanying notes are an integral part of these financial statements.

                                       F-2

                                MIB Digital, Inc.
                          (A Development Stage Company)
                             Statement of Operations

                                                                  FOR THE PERIOD
                                                                  FROM INCEPTION
                                                                   SEPTEMBER 23,
                                                                      2009 TO
                                                                    OCTOBER 31,
                                                                       2009
                                                                  --------------

REVENUES .....................................................      $        0
                                                                    ----------

EXPENSES
  General & Administrative ...................................      $       79
  Professional Fees ..........................................      $    3,500

Loss Before Income Taxes .....................................      $    3,579
                                                                    ----------

Provision for Income Taxes ...................................               0
                                                                    ----------

Net Loss .....................................................      $    3,579
                                                                    ==========

PER SHARE DATA:

  Basic and diluted loss per common share ....................      $        0
                                                                    ==========

  Weighted Average Common shares outstanding .................       9,000,000
                                                                    ==========

   The accompanying notes are an integral part of these financial statements.

                                       F-3

                                     MIB Digital, Inc.
                               (A Development Stage Company)
                      Statements of Stockholders' Equity (Deficiency)

                                                                     Deficit
                                                                   Accumulated
                                    Common Stock      Additional   During the
                                 ------------------     Paid-in     Development
                                  Shares     Amount     Capital        Stage       Total
                                 ---------   ------   ----------   ------------   -------

Inception - September 23, 2009           -   $    -   $        -   $         -    $     -

  Common shares issued to
   Founder for cash at
   $0.001 per share
   (par value $0.0001) on
   September 23, 2009 ........   9,000,000      900        8,100             -      9,000

  Loss for the period
   from inception on
   September 23, 2009 to
   October 31, 2009 ..........           -        -            -        (3,579)    (3,579)
                                 ---------   ------   ----------   -----------    -------

Balance - October 31, 2009 ...   9,000,000      900        8,100        (3,579)     5,421
                                 =========   ======   ==========   ===========    =======

        The accompanying notes are an integral part of these financial statements.

                                            F-4

                                MIB Digital, Inc.
                          (A Development Stage Company)
                            Statements of Cash Flows

                                                                  FOR THE PERIOD
                                                                  FROM INCEPTION
                                                                   SEPTEMBER 23,
                                                                      2009 TO
                                                                    OCTOBER 31,
                                                                       2009
                                                                  --------------

OPERATING ACTIVITIES

  Loss for the period ........................................      $    3,579
                                                                    ----------

  Changes in Operating Assets and Liabilities:
    (Increase) decrease in prepaid expenses ..................               -
    Increase (decrease) in accounts payable ..................               -
    Increase (decrease) in accrued liabilities ...............               -
                                                                    ----------
  Net cash used in operating activities ......................           3,579
                                                                    ----------

INVESTING ACTIVITIES
                                                                    ----------
  Net cash used in Investing activities ......................               -
                                                                    ----------

FINANCING ACTIVITIES

  Common stock issued for cash ...............................           9,000
                                                                    ----------
  Net cash provided by financing activities ..................           9,000
                                                                    ----------

INCREASE IN CASH AND CASH EQUIVALENTS ........................           5,421

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD .............               0
                                                                    ----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD ...................      $    5,421
                                                                    ==========

Supplemental Cash Flow Disclosures:

  Cash paid for:
    Interest expense .........................................      $        -
                                                                    ==========
    Income taxes .............................................      $        -
                                                                    ==========

   The accompanying notes are an integral part of these financial statements.

                                       F-5

                                MIB DIGITAL, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (OCTOBER 31, 2009)

NOTE 1. GENERAL ORGANIZATION AND BUSINESS

MIB Digital, Inc. ("MIB Digital, Inc.") is a development stage company, incorporated in the State of Florida on, 09/23/2009, to develop and operate advertising and subscription supported content management platform capable of delivering video, audio and related advanced multimedia programming to broadband, IPTV and a wide variety of wireless mobile devices ranging from low cost mobile telephones to wireless-enabled Portable Digital Assistants (PDAs).

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

Accounting Basis
----------------

These financial statements are prepared on the accrual basis of accounting in conformity with accounting principles generally accepted in the United States of
America.

Cash and Cash Equivalents
-------------------------

For the purpose of the financial statements cash equivalents include all highly liquid investments with maturity of three months or less.

Earnings (Loss) per Share
-------------------------

The basic earnings (loss) per share are calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares outstanding during the year. The diluted earnings (loss) per share are calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted as of the first of the year for any potentially dilutive debt or equity. There are no diluted shares outstanding.

Dividends
---------

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during the period shown.

Income Taxes
------------

The Company provides for income taxes under Statement of Financial Accounting
Standards No. 109, "Accounting for Income Taxes". SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

                                       F-6

                                MIB DIGITAL, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (OCTOBER 31, 2009)

Advertising
-----------

The Company expenses advertising as incurred. The advertising since inception has been $0.0

Use of Estimates
----------------

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition
----------------------------

The Company has no current source of revenue; therefore the Company has not yet adopted any policy regarding the recognition of revenue or cost.

Property
--------

The company does not own any real estate or other properties. The company's office is located 2670 Towne Village Dr., Duluth GA 30097. Our contact number is
678-428-6026. The business office is located at the home of Scott Hughes, the
CEO of the company at no charge to the company.

NOTE 3. INCOME TAXES:

The Company provides for income taxes under Statement of Financial Accounting
Standards No. 109, Accounting for Income Taxes. SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect currently.

SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. In the
Company's opinion, it is uncertain whether they will generate sufficient taxable income in the future to fully utilize the net deferred tax asset. Details for the last three years follow:

Year Ended October 31          2009
---------------------         ------
   Deferred Tax Asset .....     0.00
   Valuation Allowance ....     0.00
   Current Taxes Payable ..     0.00
                              ------
   Income Tax Expense .....   $ 0.00
                              ======

The Company has filed no income tax returns since inception.

                                       F-7

                                MIB DIGITAL, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (OCTOBER 31, 2009)

NOTE 4. STOCKHOLDERS' EQUITY

Common Stock
------------

On September 23, 20009, the Company issued 9,000,000 of its $0.0001 par value common stock for $9,000 cash to the founders of the Company. The issuance of the shares was made to the sole officer and director of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the Securities Act of 1933 by reason of
Section 4 (2) of that Act.

There are 250,000,000 Common Shares at $0.0001 par value Authorized with
9,000,000 Issued and Outstanding as of October 31, 2009.

NOTE 5. RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities that become available. They may face a conflict in selecting between the Company and other business interests. The Company has not formulated a policy for the resolution of such conflicts.

NOTE 6. GOING CONCERN

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. For the period September 23, 2009
(date of inception) through October 31, 2009 the Company has had a net loss of
$3,579. As of October 31, 2009, the Company has not emerged from the development stage. In view of these matters, recoverability of any asset amounts shown in the accompanying financial statements is dependent upon the Company's ability to begin operations and to achieve a level of profitability. Since inception, the
Company has financed its activities principally from the sale of equity securities. The Company intends on financing its future development activities and its working capital needs largely from loans and the sale of public equity securities with some additional funding from other traditional financing sources, including term notes, until such time that funds provided by operations are sufficient to fund working capital requirements.

NOTE 7. THE EFFECT OF RECENTLY ISSUED ACCOUNTING STANDARDS

Below is a listing of the most recent accounting standards and their effect on the Company.

Recent Accounting Pronouncements
--------------------------------

June 2009, the FASB issued SFAS No. 166, "Accounting for Transfers of Financial
Assets--an amendment of FASB Statement No. 140" ("SFAS 166"). The provisions of
SFAS 166, in part, amend the derecognition guidance in FASB Statement No. 140, eliminate the exemption from consolidation for qualifying special-purpose entities and require additional disclosures. SFAS 166 is effective for financial asset transfers occurring after the beginning of an entity's first fiscal year that begins after November 15, 2009. The Company does not expect the provisions of SFAS 166 to have a material effect on the financial position, results of operations or cash flows of the Company.

                                       F-8

                                MIB DIGITAL, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (OCTOBER 31, 2009)

In June 2009, the FASB issued SFAS No. 167, "Amendments to FASB Interpretation
No. 46(R) ("SFAS 167"). SFAS 167 amends the consolidation guidance applicable to variable interest entities. The provisions of SFAS 167 significantly affect the overall consolidation analysis under FASB Interpretation No. 46(R). SFAS 167 is effective as of the beginning of the first fiscal year that begins after
November 15, 2009. SFAS 167 will be effective for the Company beginning in 2010.
The Company does not expect the provisions of SFAS 167 to have a material effect on the financial position, results of operations or cash flows of the Company.

In June 2009, the FASB issued SFAS No. 168, "The FASB Accounting Standards
Codification and the Hierarchy of Generally Accepted Accounting Principles - a
replacement of FASB Statement No. 162" ("SFAS No. 168"). Under SFAS No. 168 the
"FASB Accounting Standards Codification" ("Codification") will become the source of authoritative U. S. GAAP to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission ("SEC") under authority of federal securities laws are also sources of authoritative GAAP for
SEC registrants. SFAS No. 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. On the effective date, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. SFAS No. 168 is effective for the Company's interim quarterly period beginning July 1, 2009. The
Company does not expect the adoption of SFAS No. 168 to have an impact on the financial statements.

In June 2009, the Securities and Exchange Commission's Office of the Chief
Accountant and Division of Corporation Finance announced the release of Staff
Accounting Bulletin (SAB) No. 112. This staff accounting bulletin amends or rescinds portions of the interpretive guidance included in the Staff Accounting
Bulletin Series in order to make the relevant interpretive guidance consistent with current authoritative accounting and auditing guidance and Securities and
Exchange Commission rules and regulations. Specifically, the staff is updating the Series in order to bring existing guidance into conformity with recent pronouncements by the Financial Accounting Standards Board, namely, Statement of
Financial Accounting Standards No. 141 (revised 2007), Business Combinations, and Statement of Financial Accounting Standards No. 160, Non-controlling
Interests in Consolidated Financial Statements. The statements in staff accounting bulletins are not rules or interpretations of the Commission, nor are they published as bearing the Commission's official approval. They represent interpretations and practices followed by the Division of Corporation Finance and the Office of the Chief Accountant in administering the disclosure requirements of the Federal securities laws.

In April 2009, the FASB issued FSP No. FAS 107-1 and APB 28-1, Interim
Disclosures about Fair Value of Financial Instruments. This FSP amends FASB
Statement No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim reporting periods of publicly traded companies as well as in annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial
Reporting, to require those disclosures in summarized financial information at interim reporting periods. This FSP shall be effective for interim reporting periods ending after June 15, 2009. The Company does not have any fair value of financial instruments to disclose.

                                       F-9

                                MIB DIGITAL, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (OCTOBER 31, 2009)

In April 2009, the FASB issued FSP No. FAS 115-2 and FAS 124-2, Recognition and
Presentation of Other-Than-Temporary Impairments. This FSP amends the other-than-temporary impairment guidance in U.S. GAAP for debt securities to make the guidance more operational and to improve the presentation and disclosure of other-than-temporary impairments on debt and equity securities in the financial statements. The FSP does not amend existing recognition and measurement guidance related to other-than-temporary impairments of equity securities. The FSP shall be effective for interim and annual reporting periods ending after June 15, 2009. The Company currently does not have any financial assets that are other-than-temporarily impaired.

In April 2009, the FASB issued FSP No. FAS 141(R)-1, Accounting for Assets
Acquired and Liabilities Assumed in a Business Combination That Arise from
Contingencies, to address some of the application issues under SFAS 141(R). The
FSP deals with the initial recognition and measurement of an asset acquired or a liability assumed in a business combination that arises from a contingency provided the asset or liability's fair value on the date of acquisition can be determined. When the fair value can-not be determined, the FSP requires using the guidance under SFAS No. 5, Accounting for Contingencies, and FASB
Interpretation (FIN) No. 14, Reasonable Estimation of the Amount of a Loss.

This FSP was effective for assets or liabilities arising from contingencies in business combinations for which the acquisition date is on or after January 1,
2009. The adoption of this FSP has not had a material impact on our financial position, results of operations, or cash flows during the six months ended June
30, 2009.

In April 2009, the FASB issued FSP No. FAS 157-4, "Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly
Decreased and Identifying Transactions That Are Not Orderly" ("FSP FAS 157-4").
FSP FAS 157-4 provides guidance on estimating fair value when market activity has decreased and on identifying transactions that are not orderly.
Additionally, entities are required to disclose in interim and annual periods the inputs and valuation techniques used to measure fair value. This FSP is effective for interim and annual periods ending after June 15, 2009. The Company does not expect the adoption of FSP FAS 157-4 will have a material impact on its financial condition or results of operation.

In October 2008, the FASB issued FSP No. FAS 157-3, "Determining the Fair Value of a Financial Asset When the Market for That Asset is Not Active," ("FSP FAS
157-3"), which clarifies application of SFAS 157 in a market that is not active.
FSP FAS 157-3 was effective upon issuance, including prior periods for which financial statements have not been issued. The adoption of FSP FAS 157-3 had no impact on the Company's results of operations, financial condition or cash flows.

                                      F-10

                                MIB DIGITAL, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (OCTOBER 31, 2009)

In December 2008, the FASB issued FSP No. FAS 140-4 and FIN 46(R)-8,
"Disclosures by Public Entities (Enterprises) about Transfers of Financial
Assets and Interests in Variable Interest Entities." This disclosure-only FSP improves the transparency of transfers of financial assets and an enterprise's involvement with variable interest entities, including qualifying special-purpose entities. This FSP is effective for the first reporting period
(interim or annual) ending after December 15, 2008, with earlier application encouraged. The Company adopted this FSP effective January 1, 2009. The adoption of the FSP had no impact on the Company's results of operations, financial condition or cash flows.

In December 2008, the FASB issued FSP No. FAS 132(R)-1, "Employers' Disclosures about Postretirement Benefit Plan Assets" ("FSP FAS 132(R)-1"). FSP FAS 132(R)-1
requires additional fair value disclosures about employers' pension and postretirement benefit plan assets consistent with guidance contained in SFAS
157. Specifically, employers will be required to disclose information about how investment allocation decisions are made, the fair value of each major category of plan assets and information about the inputs and valuation techniques used to develop the fair value measurements of plan assets. This FSP is effective for fiscal years ending after December 15, 2009. The Company does not expect the adoption of FSP FAS 132(R)-1 will have a material impact on its financial condition or results of operation.

In September 2008, the FASB issued exposure drafts that eliminate qualifying special purpose entities from the guidance of SFAS No. 140, "Accounting for
Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,"
and FASB Interpretation 46 (revised December 2003), "Consolidation of Variable
Interest Entities - an interpretation of ARB No. 51," as well as other modifications. While the proposed revised pronouncements have not been finalized and the proposals are subject to further public comment, the Company anticipates the changes will not have a significant impact on the Company's financial statements. The changes would be effective March 1, 2010, on a prospective basis.

In June 2008, the FASB issued FASB Staff Position EITF 03-6-1, Determining
Whether Instruments Granted in Share-Based Payment Transactions Are
Participating Securities, ("FSP EITF 03-6-1"). FSP EITF 03-6-1 addresses whether instruments granted in share-based payment transactions are participating securities prior to vesting, and therefore need to be included in the computation of earnings per share under the two-class method as described in
FASB Statement of Financial Accounting Standards No. 128, "Earnings per Share."
FSP EITF 03-6-1 is effective for financial statements issued for fiscal years beginning on or after December 15, 2008 and earlier adoption is prohibited. We are not required to adopt FSP EITF 03-6-1; neither do we believe that FSP EITF
03-6-1 would have material effect on our consolidated financial position and results of operations if adopted.

                                      F-11

                                MIB DIGITAL, INC.
                          (A Development Stage Company)

                          NOTES TO FINANCIAL STATEMENTS
                               (OCTOBER 31, 2009)

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No.
163, "Accounting for Financial Guarantee Insurance Contracts-and interpretation of FASB Statement No. 60". SFAS No. 163 clarifies how Statement 60 applies to financial guarantee insurance contracts, including the recognition and measurement of premium revenue and claims liabilities. This statement also requires expanded disclosures about financial guarantee insurance contracts.
SFAS No. 163 is effective for fiscal years beginning on or after December 15,
2008, and interim periods within those years. SFAS No. 163 has no effect on the
Company's financial position, statements of operations, or cash flows at this time.

In May 2008, the Financial Accounting Standards Board ("FASB") issued SFAS No.
162, "The Hierarchy of Generally Accepted Accounting Principles". SFAS No. 162
sets forth the level of authority to a given accounting pronouncement or document by category. Where there might be conflicting guidance between two categories, the more authoritative category will prevail. SFAS No. 162 will become effective 60 days after the SEC approves the PCAOB's amendments to AU
Section 411 of the AICPA Professional Standards. SFAS No. 162 has no effect on the Company's financial position, statements of operations, or cash flows at this time.

In March 2008, the Financial Accounting Standards Board, or FASB, issued SFAS
No. 161, Disclosures about Derivative Instruments and Hedging Activities--an amendment of FASB Statement No. 133. This standard requires companies to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. This Statement is effective for financial statements issued for fiscal years and interim periods beginning after
November 15, 2008, with early application encouraged. The Company has not yet adopted the provisions of SFAS No. 161, but does not expect it to have a material impact on its consolidated financial position, results of operations or cash flows.

NOTE 8. CONCENTRATIONS OF RISKS

Cash Balances
-------------

The Company maintains its cash in institutions insured by the Federal Deposit
Insurance Corporation (FDIC). This government corporation insured balances up to
$100,000 through October 13, 2008. As of October 14, 2008 all non-interest bearing transaction deposit accounts at an FDIC-insured institution, including all personal and business checking deposit accounts that do not earn interest, are fully insured for the entire amount in the deposit account. This unlimited insurance coverage is temporary and will remain in effect for participating institutions until December 31, 2009. All other deposit accounts at FDIC-insured institutions are insured up to at least $250,000 per depositor until December
31, 2009. On January 1, 2010, FDIC deposit insurance for all deposit accounts, except for certain retirement accounts, will return to at least $100,000 per depositor. Insurance coverage for certain retirement accounts, which include all
IRA deposit accounts, will remain at $250,000 per depositor.

                                      F-12

SEALE AND BEERS, CPAS
PCAOB & CPAB REGISTERED AUDITORS
------------------------------------
www.sealebeers.com

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
             -------------------------------------------------------

TO THE BOARD OF DIRECTORS
MIB DIGITAL, INC.
(A DEVELOPMENT STAGE COMPANY)

We have audited the accompanying balance sheet of MIB Digital, Inc. (A
Development Stage Company) as of October 31, 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception on September 23, 2009 through October 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conduct our audits in accordance with standards of the Public Company
Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MIB Digital, Inc. (A
Development Stage Company) as of October 31, 2009, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from inception on September 23, 2009 through October 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the
Company will continue as a going concern. As discussed in Note 6 to the financial statements, the Company has an accumulated deficit of $3,579, which raises substantial doubt about its ability to continue as a going concern.
Management's plans concerning these matters are also described in Note 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ SEALE AND BEERS, CPAS

Seale and Beers, CPAs
Las Vegas, Nevada
November 10, 2009

50 S. Jones Blvd, Ste 202, Las Vegas, NV 89107 (888) 727-8251 Fax (888) 782-2351
--------------------------------------------------------------------------------

                                      F-13

               PART II. INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The registrant will pay for all expenses incurred by this offering. Whether or not all of the offered shares are sold, these expenses are estimated as follows:

                  SEC Filing Fee and Printing ..   $ 1,000 *
                  Transfer Agent ...............         0
                                                   -------
                       TOTAL ...................   $ 1,000
                                                   -------
                  * estimate

RECENT SALES OF UNREGISTERED SECURITIES

(a) Prior sales of common shares

MIB Digital, Inc. is authorized to issue up to 250,000,000 shares of common stock with a par value of $0.0001. For the period ended October 31, 2009, we had issued 9,000,000 common shares to our sole officer and director for a total consideration of $9,000. The issuance of the shares was made to the sole officer and director of the Company and an individual who is a sophisticated and accredited investor, therefore, the issuance was exempt from registration of the
Securities Act of 1933 by reason of Section 4 (2) of that Act.

MIB Digital, Inc. is not listed for trading on any securities exchange in the
United States, and there has been no active market in the United States or elsewhere for the common shares.

During the past year, MIB Digital, Inc. has sold the following securities which were not registered under the Securities Act of 1933, as amended:

For the period ended October 31, 2009, MIB Digital, Inc. issued 9,000,000 shares of common stock to the sole officer and director for cash proceeds of $9,000 at
0.001 per share.

                                    EXHIBITS

The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation K. All exhibits have been previously filed unless otherwise noted.

EXHIBIT NO.   DOCUMENT DESCRIPTION
-----------   --------------------
3.1           Articles of Incorporation of MIB Digital, Inc.**
3.2           Bylaws of MIB Digital, Inc.**
4.1           Specimen Stock Certificate of MIB Digital, Inc.*
5.1           Opinion of Counsel (to be supplied by amendment).
14.1          Code of Business Conduct and Ethics.**
23.1          Consent of Accountants.*
23.2          Consent of Counsel (to be supplied by amendment).
99.1          Subscription Documents and Procedure of MIB Digital, Inc.**
_________________
* Filed herewith
** Previously filed

                                      II-1

(B) DESCRIPTION OF EXHIBITS

EXHIBIT 3.1 Articles of Incorporation of MIB Digital, Inc.

EXHIBIT 3.2 Bylaws of MIB Digital, Inc.

EXHIBIT 4.1 Specimen Stock Certificate of MIB Digital, Inc.

EXHIBIT 5.1

EXHIBIT 14.1 Code of Business Conduct and Ethics.

EXHIBIT 23.1 Consent of Accountants

EXHIBIT 23.2

EXHIBIT 99.1 Subscription Documents and Procedure of MIB Digital, Inc.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      i.    To include any prospectus required by Section 10(a)(3) of the
            Securities Act of 1933;

      ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

      iii.  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2.    That, for the purpose of determining any liability under the Securities
      Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.    To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                                      II-2

4.    That, for the purpose of determining liability under the Securities Act of
      1933 to any purchaser:

      ii.   If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule
            430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.
            Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.    That, for the purpose of determining liability of the registrant under the
      Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      i.    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to
            Rule 424;

      ii.   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

      iii.  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

      iv.   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         Insofar as indemnification for liabilities arising under the Securities
Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-3

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on this Form S-1. Furthermore, the registrant has authorized this registration statement and has duly caused this Form S-1 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Duluth GA 30097, on this 29th day of December, 2009.

MIB Digital, Inc.

/s/ Scott Hughes
    ---------------
    Scott Hughes
    President and Director
    Principal Executive Officer
    Principal Financial Officer
    Principal Accounting Officer

Know all men by these present, that each person whose signature appears below constitutes and appoints Scott Hughes, as agent, with full power of substitution, for his and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to file the same, therewith, with the
Securities and Exchange Commission, and to make any and all state securities law filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this
Form S-1 registration statement has been signed by the following persons in the capacities and on the dates indicated:

/s/ Scott Hughes                          December 29, 2009
    ---------------
    Scott Hughes
    President and Director
    Principal Executive Officer
    Principal Financial Officer
    Principal Accounting Officer

                                      II-4